                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.    )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                             NOBLE AFFILIATES, INC.
                (Name of Registrant as Specified In Its Charter)

                            ________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]    No fee required.
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
         1)      Title of each class of securities to which transaction
                 applies:
                 ...............................................................

         2)      Aggregate number of securities to which transaction applies:
                 ...............................................................

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).
                 ...............................................................

         4)      Proposed maximum aggregate value of transaction:
                 ...............................................................

         5)      Total fee paid:
                 ...............................................................

[   ]    Fee paid previously with preliminary materials.
[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:
                 ...............................................................

         2)      Form, Schedule or Registration Statement No.:
                 ...............................................................

         3)      Filing Party:
                 ...............................................................

         4)      Date Filed:
                 ...............................................................

                             NOBLE AFFILIATES, INC.
                               110 WEST BROADWAY
                            ARDMORE, OKLAHOMA 73401

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 22, 1997



To the Stockholders of
NOBLE AFFILIATES, INC.:

         The annual meeting of stockholders of Noble Affiliates, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, April 22, 1997, at 10:00 a.m., local time, at the Charles B. Goddard Center, D Street and First Avenue, S.W., Ardmore, Oklahoma 73401, for the following purposes:

         1.      To elect the Board of Directors for the ensuing year;

         2. To consider and vote upon a proposal to approve and ratify the 1992 Stock Option and Restricted Stock Plan as amended and restated; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 10, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such stockholders will be available for examination at the offices of the Company in Ardmore, Oklahoma, during ordinary business hours for a period of 10 days prior to the meeting.

         A record of the Company's activities during 1996 and financial statements for the fiscal year ended December 31, 1996 are contained in the accompanying 1996 Annual Report. The Annual Report does not form any part of the material for solicitation of proxies.

         All stockholders are cordially invited to attend the meeting. STOCKHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED. If a stockholder who has returned a proxy attends the meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.


                                        By Order of the Board of Directors


                                        Orville Walraven
                                        Secretary





Ardmore, Oklahoma
March 21, 1997

                             NOBLE AFFILIATES, INC.
                               110 WEST BROADWAY
                            ARDMORE, OKLAHOMA 73401

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 22, 1997




                                  INTRODUCTION

      The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of the Company for use at the annual meeting of stockholders of the Company to be held on April 22, 1997, and at any adjournment thereof. The approximate date on which this proxy statement and the accompanying proxy were first sent to stockholders of the Company is March 21, 1997.

      Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If no direction is indicated, the shares will be voted for election of the nominees for director named in the proxy and for the proposal to approve and ratify the 1992 Stock Option and Restricted Stock Plan (the "Option Plan"), as amended and restated, as set forth in the notice. Any stockholder of the Company returning a proxy has the right to revoke the proxy at any time before it is voted by communicating such revocation in writing to Orville Walraven, Secretary, Noble Affiliates, Inc., P.O. Box 1967, Ardmore, Oklahoma 73402, or by executing and delivering a proxy bearing a later date. No revocation by written notice or by delivery of another proxy shall be effective until such notice of revocation or other proxy, as the case may be, has been received by the Company at or prior to the meeting.

      In order for an item of business proposed by a stockholder to be considered properly brought before the annual meeting of stockholders, the By-laws of the Company require that such stockholder give written notice to the Secretary of the Company. The notice must specify certain information concerning such stockholder and the item of business proposed to be brought before the meeting. The notice must be received by the Company not later than 60 days prior to the annual meeting if such meeting is to be held on a day within 30 days preceding the anniversary of the previous year's annual meeting, or 90 days in advance of such meeting if it is to be held on or after the anniversary of the previous year's annual meeting. Accordingly, any such stockholder notice in connection with the 1998 annual meeting of stockholders must be received by the Company no later than January 28, 1998.

VOTING PROCEDURES AND TABULATION

      The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

      The inspectors will tabulate (i) the number of votes cast for or withheld as to the vote on each nominee for director and (ii) the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to the proposal to approve and ratify the Option Plan as amended and restated.

      With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified with respect to the proposal to approve and ratify the Option Plan as amended and restated and will be counted as present for purposes of determining the existence of a quorum regarding that item of business. Abstentions with respect to this proposal will have the effect of a negative vote because it requires the affirmative vote of a majority of shares of common stock of the Company present in person or represented by proxy at the meeting and entitled to vote thereon. Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain "routine" items when they have not received instructions from beneficial owners. Brokers will have discretionary authority to vote on both of the scheduled items of business. Under applicable Delaware law and the Company's Certificate of Incorporation and By-laws, a broker non-vote or other limited proxy will have no effect on the outcome of the election of directors or the proposal to approve and ratify the Option Plan as amended and restated.


                               VOTING SECURITIES

      Only holders of record of common stock of the Company, par value $3.33 1/3 per share (the "Common Stock"), at the close of business on March 10, 1997, the record date for the meeting, are entitled to notice of and to vote at the meeting. A majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum. On the record date for the meeting, there were issued and outstanding 56,854,308 shares of Common Stock. Each share of Common Stock is entitled to one vote.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following tabulation sets forth as of December 31, 1996 information with respect to the only persons who were known to the Company to be beneficial owners of more than five percent of the outstanding shares of Common Stock.

NAME AND ADDRESS                                              NUMBER OF SHARES                PERCENT
OF BENEFICIAL OWNER                                           BENEFICIALLY OWNED (1)          OF CLASS
-------------------                                           ----------------------          --------
FMR Corp. . . . . . . . . . . . . . . . . . . . . .              8,513,668(2)                   15.0%
82 Devonshire Street
Boston, Massachusetts 02109

The Samuel Roberts Noble Foundation, Inc. . . . . .              5,558,633(3)                    9.8%
P. O. Box 2180
Ardmore, Oklahoma 73402

_______________________
(1) Unless otherwise indicated, all shares listed are directly held with sole voting and investment power.
(2) According to an Amendment No. 8 to Schedule 13G dated February 14, 1997 filed with the Securities and Exchange Commission (the "SEC") by FMR Corp., FMR Corp. beneficially owns all the shares with sole dispositive power and has voting power with respect to 1,400 of the shares. FMR Corp. indicated in its amended Schedule 13G that it is a parent holding company that owns the shares indirectly through two of its wholly-owned subsidiaries. According to the amended Schedule 13G, one subsidiary beneficially owns 8,267,668 of the shares as a result of its acting as an investment adviser to several investment companies and one subsidiary beneficially owns 246,000 shares as a result of serving as an investment manager of several institutional accounts. FMR Corp. also reported beneficial ownership of such shares by Edward C. Johnson 3d, the Chairman and controlling stockholder of FMR Corp.
(3)   Beneficial ownership of such shares was reported in Amendment No. 6 to
      Schedule 13G dated January 22, 1997 filed with the SEC by The Samuel Roberts Noble Foundation, Inc. (the "Foundation") with respect to its beneficial ownership of the Common Stock. The Foundation is an Oklahoma not-for-profit corporation organized in 1952 as successor to a charitable trust formed in 1945. The Foundation is engaged in basic plant biology research and agricultural research, consultation and demonstration. From time to time as funds are available, the Foundation also makes grants to various charitable organizations. The Foundation organized the Company in 1969. Michael A. Cawley, a director of the Company, serves as President, Chief Executive Officer and a trustee of the Foundation. In the event of a vacancy in a trusteeship of the Foundation, a majority of the remaining trustees has the power to elect a successor trustee to fill the vacancy.


                             ELECTION OF DIRECTORS

      Seven directors, constituting the entire Board of Directors, are to be elected at the meeting to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. All nominees for director were elected directors of the Company by vote of the stockholders at the 1996 annual meeting. Generally, the Company's By-laws provide that a stockholder must deliver written notice to the Secretary of the Company not later than 90 days prior to the annual meeting naming such stockholder's nominee(s) for director and specifying certain information concerning such stockholder and nominee(s). Accordingly, a stockholder's nominee(s) for director to be presented at the 1998 annual meeting of stockholders must be received by the Company no later than January 28, 1998.

      Directors are elected by plurality vote. All duly submitted and unrevoked proxies in the form accompanying this proxy statement will be voted for the nominees selected by the Board of Directors, except where authorization so to vote is withheld. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF SUCH NOMINEES.


                             NOMINEES FOR DIRECTOR

ALAN A. BAKER -- Mr. Baker has served as an independent consultant in the oil and gas industry since May 1995. For more than five years prior thereto, Mr. Baker served in various capacities at Halliburton Energy Services Group, including President from November 1989 to July 1991, Chairman and Chief Executive Officer from July 1991 to February 1994 and Chairman of Oil and Gas Services from February 1994 to May 1995. Mr. Baker, age 65, also serves as a director of National Gas & Oil Company and CRESTAR Energy, Inc. in Calgary, Alberta. He has served as a director of the Company since 1995.

MICHAEL A. CAWLEY -- Mr. Cawley has served as President and Chief Executive Officer of the Foundation since February 1, 1992, after serving as Executive Vice President of the Foundation since January 1, 1991. For more than five years prior to 1991, Mr. Cawley was the President of Thompson & Cawley, a professional corporation, attorneys at law. Mr. Cawley, age 49, has served as a trustee of the Foundation since 1988 and is also a director of Panhandle Royalty Company and Noble Drilling Corporation. He has served as a director of the Company since 1995.

EDWARD F. COX -- Mr. Cox has been a partner in the law firm of Donovan Leisure Newton & Irvine, New York, New York for more than five years. Mr. Cox, age 50, has served as a director of the Company since 1984.

JAMES C. DAY -- Mr. Day has served as President and Chief Executive Officer of Noble Drilling Corporation since January 1984, and as Chairman of the Board of Noble Drilling Corporation since October 1992. Prior to 1984, Mr. Day served as Vice President of Noble Drilling Corporation from January 1983. Prior to 1983, Mr. Day served as Vice President and Assistant Secretary of the Company. Mr. Day, age 53, is also a director of Global Industries, Ltd. He has served as a director of the Company since 1994.

ROBERT KELLEY -- Mr. Kelley has served as President and Chief Executive Officer of the Company since August 1986, and as Chairman of the Board since October 1992. Prior to August 1986, he had served as Executive Vice President of the Company since January 1986. Mr. Kelley, age 51, also serves as President and Chief Executive Officer of Samedan Oil Corporation ("Samedan"), a wholly-owned subsidiary of the Company, positions he has held since 1984. For more than five years prior thereto, Mr. Kelley served as an officer of Samedan. Mr. Kelley also serves as a director of AmQuest Financial Corporation (formerly Security Corporation), Exchange National

Bank and Trust Company of Ardmore, Oklahoma and OG&E Electric Services. He has served as director of the Company since 1986.

HAROLD F. KLEINMAN -- Mr. Kleinman has been a senior member of the law firm of Thompson & Knight, A Professional Corporation, Dallas, Texas, counsel for the Company, for more than five years and is currently a shareholder of such firm. Mr. Kleinman, age 66, has served as director of the Company since 1985.

GEORGE J. MCLEOD -- Mr. McLeod currently serves as President and Chief Executive Officer and as a director of Geolock Resources Ltd., a company engaged in oil and gas exploration and production in Canada. Mr. McLeod, age 68, retired as President and Chief Executive Officer of the Company in 1986, after serving in such positions since 1984. For more than five years prior thereto, Mr. McLeod served as President of Samedan. Mr. McLeod also currently serves as a director of Noble Drilling International Ltd., an indirect wholly-owned subsidiary of Noble Drilling Corporation, and CRESTAR Energy, Inc. in Calgary, Alberta. He has served as director of the Company since 1977.


                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

      The Board of Directors held nine meetings in 1996. Each director attended every meeting of the Board and every meeting of the Board committees on which he served, except that Messrs. Baker, Cawley, Cox, Day and McLeod were each absent from one Board meeting.

COMMITTEES OF THE BOARD

      The committees of the Board, the current members and the primary functions of the committees are as follows:

      COMPENSATION AND BENEFITS COMMITTEE -- Alan A. Baker, Chairman; James C. Day; Harold F. Kleinman; and George J. McLeod. The primary responsibilities of the compensation and benefits committee are to fix annual salaries and bonuses of the officers of the Company, including any officer who is also a director, and to administer the Company's employee stock option plans. The compensation and benefits committee held six meetings during 1996.

      AUDIT COMMITTEE -- Harold F. Kleinman, Chairman; Michael A. Cawley; and Edward F. Cox. The primary responsibilities of the audit committee are to review with the Company's auditors the audit procedures to be applied in the conduct of the annual audit and the results of the annual audit. The audit committee held three meetings during 1996.

      EXECUTIVE COMMITTEE -- Robert Kelley, Chairman; Alan A. Baker; Michael A. Cawley; and Harold F. Kleinman. The primary responsibilities of the executive committee are to exercise the authority of the Board during the intervals between meetings of the Board. The executive committee held no meetings during 1996.

      NOMINATING COMMITTEE -- George J. McLeod, Chairman; Edward F. Cox; and James C. Day. The primary responsibilities of the nominating committee are to review the role, composition and structure of the Board and its committees and advise the Chief Executive Officer of the Company with respect thereto, and to consider and recommend nominees for election to the Board. The nominating committee held one meeting during 1996.

      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The current members of the compensation and benefits committee were the only persons who served on such committee during 1996. Messrs. Day and McLeod were formerly officers of the Company and Mr. Kleinman's law firm provided in 1996 and currently provides legal services to the Company. See "Election of Directors" in this proxy statement for a description of the prior business experience and principal employment of Messrs. Day, Kleinman and McLeod.

COMPENSATION OF DIRECTORS

      Directors who are not officers of the Company or any of its subsidiaries receive an annual retainer of $24,000 and a fee of $1,000 for each Board or committee meeting attended. A director who is also an officer of the Company receives a fee of $100 for each Board meeting attended. The chairman of each committee receives an additional annual retainer of $2,500. The Company also reimburses directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

      STOCK OPTION PLAN. The 1988 Nonqualified Stock Option Plan for Non-Employee Directors provides for the grant of nonqualified stock options to each director of the Company who is not also either an employee or officer of the Company and who has not made an irrevocable, one-time election to decline to participate in the plan. Harold F. Kleinman has elected not to participate in the plan. The plan was adopted by the Board of Directors in 1988 and approved by stockholders at the 1989 annual meeting. Amendments to the plan were approved by stockholders at the 1996 annual meeting. The plan provides generally for a formula grant of options annually on each July 1 during the term of the plan. The formula results in the automatic grant (unless revoked by the Board in a particular year) to each participating non-employee director of an option to purchase a number of shares of Common Stock equal to 30,000 divided by the number of participating non-employee directors. The purchase price per share of Common Stock under the option is the fair market value of the share on the grant date of such option.

      As of July 1, 1996, each of Messrs. Baker, Cawley, Cox, Day and McLeod was granted an option under the plan covering 6,000 shares of Common Stock at the exercise price of $37.625 per share. The period within which a non-employee director's option may be exercised commences at the close of such director's first year of service as a director after the grant date of such option and ends ten years after such grant date, unless expiring sooner due to termination of service or death, or unless such option is fully exercised prior to the end of such ten-year period.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following tabulation sets forth as of December 31, 1996 the shares of Common Stock beneficially owned by each director, each named executive officer listed in the Summary Compensation Table included elsewhere in this proxy statement, and all directors and executive officers as a group.

                                                                   COMMON STOCK
                                                              BENEFICIALLY OWNED(1)
                                                   --------------------------------------------
                                                         NUMBER                  PERCENT OF
NAME                                                   OF SHARES                  CLASS(2)
----                                               -----------------         ------------------
Director
Alan A. Baker . . . . . . . . . . . . . . .                   500                     --
Michael A. Cawley . . . . . . . . . . . . .             5,563,418(3)(4)              9.8%
Edward F. Cox . . . . . . . . . . . . . . .                38,286(4)                  --
James C. Day  . . . . . . . . . . . . . . .                 9,303(4)                  --
Robert Kelley . . . . . . . . . . . . . . .               153,352(4)                  .3%
Harold F. Kleinman  . . . . . . . . . . . .                   200(5)                  --
George J. McLeod  . . . . . . . . . . . . .                22,340(4)                  --

Named Executive Officers (excluding
  any director named above) and Group
William D. Dickson  . . . . . . . . . . . .                61,928(4)                  .1%
Dan O. Dinges . . . . . . . . . . . . . . .                78,433(4)                  .1%
W. A. Poillion  . . . . . . . . . . . . . .                78,411(4)                  .1%
James C. Woodson  . . . . . . . . . . . . .                46,097(4)                  .1%
All directors and executive   . . . . . . .
  officers as a group (13 persons)  . . . .             6,117,047(3)(6)             10.8%

_______________________
(1) Unless otherwise indicated, all shares are directly held with sole voting and investment power.
(2)   Less than one-tenth of one percent unless otherwise indicated.
(3) Includes 5,558,633 shares held of record by the Foundation. Under the rules and regulations of the SEC, such shares are required to be included in the foregoing table as "beneficially owned" because such person possesses shared voting and investment power with respect thereto as one of nine trustees of the Foundation. As with other corporate action, the voting of the shares held by the Foundation requires a majority vote of its trustees at a meeting at which a quorum of trustees is present. Accordingly, such person does not represent sufficient voting power on the Foundation's board of trustees to determine voting or investment decisions with respect to the 5,558,633 shares. Mr. Cawley disclaims any pecuniary interest in the 5,558,633 shares.
(4) Includes shares not outstanding but subject to currently exercisable options, as follows: Mr. Cawley -- 4,285 shares; Mr. Cox -- 25,286 shares; Mr. Day -- 9,285 shares; Mr. Dickson -- 61,669 shares; Mr. Dinges -- 72,428 shares; Mr. Kelley -- 141,255 shares; Mr. McLeod -- 9,286 shares; Mr. Poillion -- 69,957 shares; and Mr. Woodson -- 39,856 shares.
(5)   Consists of 200 shares held as joint tenant with Mr. Kleinman's spouse.
(6) Includes 496,557 shares not outstanding but subject to currently exercisable options.

                             EXECUTIVE COMPENSATION

      The following report of the compensation and benefits committee of the Board of Directors and the information herein under "-Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.


               REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE
                           ON EXECUTIVE COMPENSATION


To the Stockholders
of Noble Affiliates, Inc.:

      As members of the compensation and benefits committee (the "Committee") of the Board of Directors, we have responsibility for administering the executive compensation program of the Company. All decisions by the Committee relating to the compensation of executive officers are reviewed by the full Board, except for decisions about grants or awards under the 1992 Stock Option and Restricted Stock Plan (the "Option Plan") of the Company, which are made solely by the Committee in accordance with the terms of the Option Plan.

COMPENSATION POLICIES

      The executive compensation policy of the Company, which is endorsed by the Committee, is to provide a compensation program that will attract, motivate, and retain persons of high quality and will support a long-standing internal culture of loyalty and dedication to the interests of the Company. In administering the executive compensation program, the Committee is mindful of the following principles and guidelines which are supported by the full Board.

      Base salaries for executive officers should be competitive. A sufficient portion of annual compensation should be at risk in order to align the interests of executives with those of stockholders of the Company. This variable part of annual compensation should reflect both corporate and individual performance. As a person's level of responsibility increases, a greater portion of total compensation should be at risk and the mix of total compensation should be weighted more heavily in favor of stock-based compensation. The Committee has not established objective, arbitrary percentages of the mix of total compensation that should be fixed versus at risk for any executive officers of the Company. Stock options provide executives long-term incentive and are beneficial in aligning the interests of executives and stockholders in the enhancement of stockholder value.

COMPENSATION PROGRAM FOR 1996

      For 1996, the executive compensation program consisted of three principal elements, which are discussed below: base salary, an annual incentive bonus plan, and stock options that are exercisable over a ten-year period.

            BASE SALARY: Base salary for executive officer positions is determined principally by competitive factors. The Company obtains information through participation in oil and gas industry compensation surveys which are conducted by independent compensation consultants, including Towers Perrin Inc. ("Towers Perrin"), William M. Mercer, Incorporated ("Mercer"), KPMG Peat Marwick, and others. One such survey includes information on an industry group called the Energy 27 Group comprised of corporations in the same industry as the Company. Eleven of the 13 companies included in the Dow Jones Total Return Index for Secondary Oil Companies referenced in the performance graph contained elsewhere in this proxy statement are included in the Energy 27 Group. During 1996, the Company engaged Towers Perrin to review its compensation program. Such review covered base salary, annual incentive bonus plan and option plans. The Committee analyzes the information and makes annual adjustments based on performance, incumbent length of service in the executive position and cost of living. The policy of the Committee generally is to establish base salary levels that approximate survey averages, and as such, the salary level for each executive officer for 1996 was within 15 percent, plus or minus, of the applicable average.

            ANNUAL INCENTIVE BONUS PLAN: The annual incentive bonus plan in which executive officers participate is available to all full-time employees of the Company or its subsidiaries (except those geologists employed by the Company who choose to be covered by the geological incentive plan and the 20 employees of Noble Gas Marketing, Inc., a wholly-owned subsidiary of the Company, who are covered under a separate bonus plan) who have completed one year of service at the close of the plan year (December 31). The target bonus for an employee is the base salary at year end of such employee multiplied times the percentage factor assigned to such employee's salary classification. Target percentage factors range from 5 to 70 percent, with factors of 70 percent for the CEO and 60 percent for operating committee members of Samedan, the principal operating subsidiary of the Company. An aggregate pre-adjustment bonus pool is determined for each division and department. Certain adjustments to target percentage factors were made in 1996 based on the Towers Perrin review and recommendations made in their report.

            Annual performance goals for the Company and its divisions are weighted with respect to four criteria as follows: cost of finding and developing new reserves (40 percent), new reserves added (40 percent), cash flow from operations (20 percent for division; 10 percent for Company), and net income as a percentage return on stockholders' equity at the beginning of 1996 (10 percent for the Company). The annual performance goals for cost of finding and developing new reserves, new reserves added, cash flow from operations and net income are established based upon financial budgets and forecasts approved initially by the operating committee of Samedan at the beginning of each year and then reviewed and finally approved by the full Board.

            While the Board approved the initial 1996 financial budgets and forecasts in December 1995, it deferred establishment of annual performance goals until the Board of Directors meeting of April 21, 1996. The Board's decision to defer establishing annual performance goals was primarily based upon the ongoing review by Towers Perrin and the Board's experience that goals set in December are often adjusted the following April due to changed economic conditions. Therefore, at its April 22, 1996 meeting, the Board established the following annual performance goals in accordance with the revised financial budget for 1996: Cost of finding and developing new oil and gas reserves was set at $5.00 per barrel of oil equivalent ("BOE") for secondary reserves and $7.00 per BOE for primary reserves. The rate for converting thousands of cubic feet of natural gas to BOE's was changed throughout the Company in 1995 from 8 to 1 to rates that more accurately reflected relative commodity values in 1996, and ranged from 6 to 1 in the Company's Offshore Gulf of Mexico division to 14 to 1 in the Company's Canadian division. The new reserves added goal was set at 39 million BOE's. The cash flow goal was established as a measure of the percentage growth compared to prior year's cash flow of $194.4 million with cash flow increases (or decreases) as a result of changing commodity prices removed from the calculation. Achievement of a portion of the cash flow goal could occur by maintaining a level of cash flow equal to the prior year amount. The net income goal was set as a percent return on shareholders' equity at the beginning of the year with achievement of at least a portion of the goal occurring by achieving at least a five percent return on beginning of the year shareholders' equity.

            Each goal weighting percentage is subject to adjustment within a range of zero for achievement of less than 75 percent of the goal to 200 percent for achievement of greater than 135 percent of the goal. The combined, weighted goal achievement is then determined within a range of zero for achievement of less than 65 percent of the goal to 200 percent for achievement of more than 160 percent of the goal. The target bonus for employees of divisions is also adjusted to reflect the combined percentage of achievement of all assigned goals using the ratio of 75 percent for division goal achievement and 25 percent for Company goal achievement. The bonus amount is then determined by multiplying the target bonus times the applicable multiplier, provided that the bonus of an executive officer is limited to 100 percent of the executive officer's base salary at year end.

            OPTION PLAN: The Option Plan is designed to align a significant portion of the executive compensation program with stockholder interests. The Option Plan, which was approved by stockholders in 1992, permits the use of several different types of stock-based grants or awards: nonqualified or incentive stock options with or without stock appreciation rights and restricted stock. To date only nonqualified stock options have been granted under the Option Plan. For information on amendments to the Option Plan adopted by the Board, subject to stockholder approval, see "Proposal Regarding Amended and Restated Option Plan."

            The options represent the right to purchase shares of Common Stock over a period of up to ten years upon such terms and conditions, consistent with the provisions of the Option Plan, as are specified by the Committee at the time of grant. The option price for incentive stock options is not less than the fair market value per share at the date of grant and for nonqualified stock options is not less than 50 percent of fair market value per share at the date of grant.

            During 1996, the Company engaged Towers Perrin to advise the Committee as to appropriate grant guidelines. Towers Perrin based its recommendations as to appropriate grant guidelines on an analysis of average annual stock grants over a three-year period as disclosed in publicly available proxy statements of 10 companies it considered comparable to the Company in business and scope. The recommendation of Towers Perrin was a multiple of 0.5 of base salary at the lower levels of employees of the Company, from 1.5 to 3.0 for vice presidents of the Company and 4.0 at the CEO level. On the basis of the recommendation of Towers Perrin the Committee in 1996 adopted grant multiples that ranged from 0.5 to 4.0 of base salary, with multiples of 4.0 for the CEO and 3.0 for other executive officers.

            The approximate number of shares granted is determined by dividing
      (i) the optionee's annual base salary multiplied times the applicable grant multiple by (ii) the fair market value per share of the underlying Common Stock on the calculation date. The Committee, in its discretion, can adjust the number of shares granted under the Option Plan from the number determined under the grant guidelines. Options granted to executive officers in 1996 were based on the guidelines described above and the following terms and conditions: 10-year term; vest at the rate of one-third per year commencing on the first anniversary of the grant date; and option price equal to fair market value per share at the grant date ($40.375).

1996 COMPENSATION OF CEO

      The 1996 base salary of Mr. Kelley was determined in January 1996 as a function of performance and competitive factors at that time and was adjusted July 1, 1996 to $525,000 per year as a result of the Towers Perrin review conducted during 1996. Mr. Kelley's reported 1996 salary represented an increase of 14.7 percent over his reported 1995 salary, reflecting consideration of competitive data provided by Towers Perrin and the assessment by the Committee and the Board of the Company's 1995 results of operations under Mr. Kelley's leadership. As a result, the salary paid to Mr. Kelley for 1996 fell within the range discussed above in the last sentence under "Compensation Program for 1996 - Base Salary" in this report.

      In determining the amount of bonus paid to Mr. Kelley for 1996, the Committee applied the performance goals' criteria discussed above under "Compensation Program for 1996 - Annual Incentive Bonus Plan" which resulted in an applicable multiplier under the plan of 1.5. This factor of 1.5 multiplied times the target bonus for Mr. Kelley produced a calculated bonus of $551,250 which the Committee limited to $525,000, or 100 percent of Mr. Kelley's base salary at year end, as described above.

      In 1996, the Committee granted Mr. Kelley an option to purchase 59,445 shares of Common Stock pursuant to the Option Plan. In granting this option, the Committee used a grant multiplier of 4.0 (see "Compensation Program for 1996 - Option Plan" above), which took into account Mr. Kelley's level of responsibility and was based on the recommendation of Towers Perrin.

PARTICIPATION IN MINERAL, ROYALTY AND OVERRIDING ROYALTY ACQUISITIONS

      In addition to the executive compensation policies and programs described above, the Company has a long-standing policy pursuant to which directors, officers and key employees of the Company and Samedan are permitted to acquire interests in minerals, royalties, and overriding royalties purchased from time to time by Samedan (or its subsidiaries). When this participation is offered, usually up to one-half of the interests acquired by Samedan (or its subsidiaries) is made available to be acquired by the participants in the aggregate. A participant is required to purchase his or her interest for cash on the same cost basis as Samedan and is responsible for obtaining any required financing. In certain instances, the Company or Samedan has assisted participants in obtaining financing from a third party lender and/or provided a guarantee of the amount financed by a participant. This policy applies only with respect to mineral, royalty, and overriding royalty interests acquired by Samedan (or its subsidiaries) and does not apply to the acquisition of working interests, even though a group of oil and gas properties acquired by Samedan (or its subsidiaries) includes both working interests and mineral, royalty, and overriding royalty interests.

      The policy was initiated to serve as an incentive for employees in connection with the acquisition of oil and gas properties by Samedan and for directors to continue in the service of the Company. The Board of Directors of the Company believes the policy to be in the best interests of the Company and its stockholders and, because the participant purchases the interest for Samedan's cost and shares the same risk as Samedan, does not consider the operation of the policy to be compensatory in nature. The Committee has responsibility for administering the policy.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

      Section 162(m) of the Internal Revenue Code contains provisions which limit the tax deductibility of executive compensation in excess of $1 million per person per year, subject to certain exceptions. The policy of the Company is to design its compensation programs to preserve the tax deductibility of compensation paid to its executive officers and other members of management. However, the Committee could in the future determine, taking into consideration the relevant factors then in existence, to make awards or approve compensation that does not qualify for a compensation deduction for tax purposes, if the Committee believes it is in the Company's interest to do so. Certain of the proposed amendments to the Option Plan are designed to allow compensation paid thereunder in the form of stock options and stock appreciation rights to qualify as "performance-based compensation" for purposes of Section 162(m).
See "Proposal Regarding Amended and Restated Option Plan - The Plan Amendments
- Limitation on Number of Shares Covered by Stock Options and SARs; Administration by Outside Directors."

SUMMARY

      The Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interests. As performance goals are met or exceeded, resulting in increased value to stockholders, executive officers are rewarded commensurately. The Committee believes that compensation levels during 1996 adequately reflect the compensation goals and policies of the Company.

      March 21, 1997                              Alan A. Baker, Chairman
                                                  James C. Day
                                                  Harold F. Kleinman
                                                  George J. McLeod

      The following table sets forth certain summary information concerning the compensation awarded to, earned by, or paid to the Chief Executive Officer of the Company and each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer (collectively, the "named executive officers") for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                            Long Term
                                                                                          Compensation
                                                           Annual Compensation               Awards
                                                     --------------------------------      -----------
                                                                               Other
                                                                              Annual          Stock         All Other
            Name and                                                          Compen-        Options         Compen-
           Principal                                                          sation       (number of        sation
            Position                        Year   Salary($)    Bonus($)       ($)         (shares)(1)        ($)
            --------                        ----   ----------   ---------      -----       -----------      --------
 Robert Kelley, Chief Executive Officer     1996     487,500      525,000      2,392          59,445         45,998(2)
                                            1995     425,000      127,500      2,392          49,086         32,913
                                            1994     360,000      201,600      2,187          33,027         23,045

 James C. Woodson, Vice President -         1996     220,500      216,000      2,392          19,074         22,295(3)
 Exploration and Operating Committee        1995     193,500       50,794      2,392          16,164         16,621
 member of Samedan                          1994     186,000       91,140      2,187          12,798         12,689

 W.A. Poillion, Vice President              1996     210,000      202,500      2,392          19,074         20,402(3)
 - Production and Drilling and              1995     187,500       49,219      2,392          15,663         15,265
 Operating Committee member of              1994     180,000       88,200      2,187          12,387         11,548
 Samedan

 William D. Dickson, Vice                   1996     207,000      202,500      2,392          19,074         20,020(3)
 President - Finance and Treasurer          1995     182,000       45,950      2,392          14,640         14,659
                                            1994     175,000       73,500      2,187          12,042         11,050

 Dan O. Dinges, Vice President              1996     207,000      202,500      2,860          19,074         13,957(3)
 - Division General Manager and             1995     182,000       45,950      2,860          14,640          8,638
 Operating Committee member of Samedan      1994     175,000       77,438      2,860          12,042          7,582

_______________________
(1) Options represent the right to purchase shares of Common Stock at a fixed price per share.
(2) Consists of $800 of directors' fees and Company contributions of $9,000 to a defined contribution plan and $36,198 to a nonqualified contribution plan.
(3) Consists of contributions by the Company to a defined contribution plan/nonqualified contribution plan and payment by the Company of term life insurance premiums as follows: J.C. Woodson -- $7,994/$13,173; $1,128; W.A. Poillion -- $8,771/$11,368; $263; W.D. Dickson --
      $8,514/$11,252; $254; and Dan O. Dinges -- $6,811/$7,146; $0.

      The following table sets forth certain information with respect to options to purchase Common Stock granted during the year ended December 31, 1996 to each of the named executive officers.


                             OPTION GRANTS IN 1996

                                                                                         Potential Realizable
                                                                                           Value at Assumed
                                                                                            Annual Rates of
                                                                                              Stock Price
                                                                                             Appreciation
                                                Individual Grants                          for Option Term
                         ----------------------------------------------------------     ----------------------
                         Number of Securities   % of Total
                          Underlying Options     Options       Exercise
                               Granted          Granted to     or Base
                          (number of shares)    Employees       Price      Expiration
          Name                    (1)             in 1996       ($/sh)        Date       5%($)(2)   10%($)(3)
          ----           --------------------   ----------     --------    ----------    --------   ---------
Robert Kelley . . . .            59,445            17.1%        $40.375      9/24/06      663,000   1,465,000
James C. Woodson                 19,074             5.5%        $40.375      9/24/06      213,000     470,000
W.A. Poillion . . . .            19,074             5.5%        $40.375      9/24/06      213,000     470,000
William D. Dickson  .            19,074             5.5%        $40.375      9/24/06      213,000     470,000
Dan O. Dinges . . . .            19,074             5.5%        $40.375      9/24/06      213,000     470,000

_______________________
(1) Options represent the right to purchase shares of Common Stock at a fixed price per share. The options vest at the rate of one-third per year commencing on the first anniversary of the grant date.
(2)   Represents an assumed market price per share of Common Stock of $51.53.
(3)   Represents an assumed market price per share of Common Stock of $65.02.

      The following table sets forth certain information with respect to the exercise of options to purchase Common Stock during the year ended December 31, 1996, and the unexercised options held at December 31, 1996 and the value thereof, by each of the named executive officers.


                      AGGREGATED OPTION EXERCISES IN 1996
                           AND 12/31/96 OPTION VALUES

                                                     Number of Securities
                                                    Underlying Unexercised
                                                          Options at               Value of Unexercised
                                                      December 31, 1996            In-the-Money Options
                           Shares                     (number of shares)         at December 31, 1996($)
                          Acquired      Value    ---------------------------  ------------------------------
        Name            on Exercise  Realized($)  Exercisable  Unexercisable    Exercisable   Unexercisable
---------------------   -----------  -----------  -----------  -------------    -----------   -------------
Robert Kelley . . . . .      --          --         141,255        103,178         3,819,798      1,446,002
James C. Woodson  . . .    30,774       682,228      39,856         34,116           997,983        485,624
W.A. Poillion . . . . .     2,400        44,100      69,957         33,645         2,054,499        474,908
William D. Dickson  . .     6,000       114,875      61,669         32,848         1,759,807        456,424
Dan O. Dinges . . . . .      --          --          72,428         32,848         2,146,312        456,424

DEFINED BENEFIT PLANS

      The defined benefit plans of the Company that cover its executive officers provide the benefits shown below. The estimates assume that benefits are received in the form of a ten-year certain and life annuity.


                               PENSION PLAN/TABLE


                                                Estimated Annual Benefits Upon Retirement at Age 65
                                                 After Completion of the Following Years of Service
             60 Month Average            --------------------------------------------------------------------
            Annual Compensation             15               20            25            30             35
            -------------------          ---------       ---------     ----------     ---------      --------
          $    100,000  . . . . . .      $  30,000       $  40,000     $   40,303     $  48,364        48,364
               150,000  . . . . . .         45,000          60,000         62,178        74,614        74,614
               200,000  . . . . . .         60,000          80,000         84,053       100,864       100,864
               300,000  . . . . . .         90,000         120,000        127,803       153,364       153,364
               400,000  . . . . . .        120,000         160,000        171,553       205,864       205,864
               600,000  . . . . . .        180,000         240,000        259,053       310,864       310,864
               800,000  . . . . . .        240,000         320,000        346,553       415,864       415,864
             1,000,000  . . . . . .        300,000         400,000        434,053       520,864       520,864
             1,300,000  . . . . . .        390,000         520,000        565,303       678,364       678,364


      Upon vesting, the amount of retirement benefit depends on an employee's final average monthly compensation, age and the number of years of credited service (maximum of 30 years). Final average monthly compensation is defined generally to mean the participant's average monthly rate of compensation from the Company for the 60 consecutive months prior to retirement which give the highest average monthly rate of compensation for the participant. Compensation covered by the defined benefit plans is defined (with certain exceptions) to mean the compensation actually paid to a participant as reported on the participant's federal income tax withholding statement for the applicable calendar year. Accordingly, the amounts reported in the Summary Compensation Table included elsewhere herein under "Annual Compensation" approximate covered compensation for 1996. The amount of benefit shown in the above table is not subject to any deductions for social security or any other offset amounts.

      As of December 31, 1996, the named executive officers had the following approximate number of years of credited service for retirement purposes: Mr. Kelley--21; Mr. Woodson--22; Mr. Poillion--20; Mr. Dickson--18; and Mr. Dinges--15.

PERFORMANCE GRAPH

      The following graph sets forth the cumulative total stockholder return for the Common Stock, the S&P 500 Index and the Dow Jones Total Return Index for Secondary Oil Companies for the years indicated as prescribed by the SEC's rules.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)
                 AMONG NOBLE AFFILIATES, INC., S&P 500 INDEX
                     AND DOW JONES TOTAL RETURN INDEX FOR
                          SECONDARY OIL COMPANIES(2)



                                   [GRAPH]

-----------------------------------------------------------------------------------------------------------
                                                   1991       1992      1993      1994       1995      1996
-----------------------------------------------------------------------------------------------------------
 Company                                            100        131       198        186       226       363

 S&P 500 Index                                      100        108       118        120       165       203

 Dow Jones Total Return Index for Secondary         100        101       112        108       125       154
  Oil Companies(3)
-----------------------------------------------------------------------------------------------------------


(1) Total return assuming reinvestment of dividends. Assumes $100 invested on January 1, 1992 in Common Stock, the S&P 500 Index and the Dow Jones Total Return Index for Secondary Oil Companies.
(2) Fiscal year ending December 31.
(3) Composed of the following companies: Amerada Hess Corporation, Anadarko Petroleum Corporation, Ashland Oil, Inc., Burlington Resources Inc., Kerr-McGee Corporation, The Louisiana Land and Exploration Company, MAPCO Inc., Murphy Oil Corporation, Noble Affiliates, Inc., Occidental Petroleum Corporation, Pennzoil Company, Union Pacific Resources Group, Inc. and Union Texas Petroleum Holdings, Inc.

              PROPOSAL REGARDING AMENDED AND RESTATED OPTION PLAN

GENERAL

      The Option Plan was adopted by the Board of Directors of the Company in 1992 and approved by stockholders at the 1992 annual meeting of stockholders. At a meeting of the Board of Directors in December 1996, the Board amended and restated the Option Plan, subject to stockholder approval, to (i) increase from 2,000,000 to 4,000,000 the aggregate number of shares of Common Stock available under the Option Plan; (ii) preserve for federal income tax purposes the deductibility of compensation paid under the Option Plan in the form of stock options and stock appreciation rights ("SARs"); (iii) extend the period of time during which Optionees may exercise their stock options and SARs after termination of employment in certain cases; (iv) provide that Incentive Options may be granted under the Option Plan until December 9, 2006; and (v) update the Option Plan, in particular in regard to amendments in the SEC's rules and regulations under Section 16 of the Exchange Act (collectively, the "Plan Amendments").

      A copy of the Option Plan as amended and restated, subject to stockholder approval, is attached hereto as Exhibit A. Capitalized terms not otherwise defined herein adopt the same meaning as assigned to them in the text of the Option Plan.

THE PLAN AMENDMENTS

      Increase in Number of Shares Available Under the Option Plan. As of December 31, 1996, there were outstanding Options covering 1,210,079 shares of Common Stock held by 93 persons and only 525,660 shares of Common Stock remained available for future grants under the Option Plan. The purpose of increasing the number of shares of Common Stock that may be issued under the Option Plan by 2,000,000 shares in the aggregate is to permit the continued use of a long-term equity component in the Company's compensation program. If the Option Plan as amended and restated is approved and ratified by stockholders, the employees of the Company and its affiliates eligible to participate therein could receive more benefits under the Option Plan than are currently available to them.

      Limitation on Number of Shares Covered by Stock Options and SARs; Administration by Outside Directors. Pursuant to Section 162(m) of the Internal Revenue Code (the "Code"), the amount of compensation payments to certain highly compensated officers of the Company that is deductible from income for federal income tax purposes is limited to $1 million per person per year. Compensation recognized by employees in connection with the exercise of stock options and SARs granted under the Option Plan may, however, continue to be exempt from the $1 million limitation as "qualified performance-based compensation" if certain requirements are satisfied, including that (i) the Option Plan state the maximum number of shares for which stock options or SARs may be granted during a specified period to any employee and (ii) the Option Plan is administered by a committee composed solely of two or more "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

      Prior to the Plan Amendments, the Option Plan did not limit the total number of shares of Common Stock for which stock options and SARs could be granted to a person under the Option Plan nor restrict administration to persons who qualified as "outside directors." In order to ensure the deductibility of compensation recognized by employees in connection with the exercise of stock options and SARs granted under the Option Plan, the Plan Amendments (i) limit to 80,000 the total number of shares of Common Stock that may be made subject to grants of stock options or SARs or awards of restricted stock under the Option Plan to any one person during any calendar year and (ii) provide for administration of the Option Plan by a committee composed solely of "outside directors" who are also "non-employee directors" under Rule 16b-3 promulgated under the Exchange Act.

      Extension of Exercise Period. Prior to the Plan Amendments, the Option Plan provided that an Optionee's right to exercise any stock option and SARs would terminate three months after the termination of employment of the Optionee unless such termination was a result of the Optionee's death or disability. If the Optionee's termination of employment resulted from death or disability, then such Optionee's exercise right would terminate one year after the employment termination date.

      The Plan Amendments give an Optionee, or his or her estate, a longer period of time after termination of employment in which to exercise a stock option or SAR that was outstanding and vested on the date of termination of employment; provided, that such period of time would not in any event extend beyond the expiration of the term thereof. Under the Plan Amendments, the Optionee's right to exercise a stock option and SARs related thereto would be extended to one year after termination of employment, unless such termination of employment resulted from the Optionee's death, disability or Retirement, in which event the right to exercise would be extended to five years. Retirement is defined in the Option Plan as amended and restated to mean a termination of employment with the Company or an Affiliate either (i) on a voluntary basis by a person who is at least 55 years of age with five years of credited service with the Company or one or more Affiliates, or has at least 20 years of credited service with the Company or one or more Affiliates, immediately prior to such termination of employment or (ii) otherwise with the written consent of the Committee in its sole discretion.

      Subject to stockholder approval of the Plan Amendments, (i) all stock options and SARs granted after receipt of such approval would include the longer exercise periods and (ii) all stock option and SAR agreements in existence at the time of such approval would be amended to incorporate the longer exercise periods.

      Incentive Option Amendment. Prior to the Plan Amendments, the Option Plan provided that no Incentive Options and related SARs could be granted after January 27, 2002. The Plan Amendments change this date to December 9, 2006, which is the date that is ten years after Board of Director approval of the Plan Amendments.

      Updating Amendments. The Plan Amendments effect changes to Sections 7(c) and 10 of the Option Plan to delete language no longer necessary or appropriate as a result of amendments to Rule 16b-3 under the Exchange Act and a change to
Section 11(a) of the Option Plan to delete a reference to "guardian or legal representative" as surplusage.

DESCRIPTION OF THE OPTION PLAN

      The material features of the Option Plan, without giving effect to the Plan Amendments, are described below.

      General. Under the Option Plan, shares of Common Stock may be subject to grants of Incentive Options, Nonqualified Options, SARs or award of Restricted Stock to officers and other employees of the Company and its affiliates. Options and any SARs related thereto may be granted, and Restricted Stock may be awarded, until the 2,000,000 shares of Common Stock available under the Option Plan have been exhausted or the Option Plan has been terminated. Shares of Common Stock covered by an Option that expires or terminates prior to exercise and shares of Restricted Stock returned to the Company are again available for grant of Options and awards of Restricted Stock. The Option Plan contains antidilution provisions applicable in the event of increase or decrease in the number of outstanding shares of Common Stock, effected without receipt of consideration therefor by the Company, through a stock dividend or any recapitalization or merger or otherwise in which the Company is the surviving corporation, resulting in a stock split-up, combination or exchange of shares of the Company, in which event appropriate adjustments will be made in the maximum number of shares subject to the Option Plan and the number of shares and option prices under then outstanding Options.

      Administration. The Option Plan is administered by a committee (the "Committee") of the Board of Directors of the Company. The Committee must consist of two or more directors of the Company, all of whom must be Non-Employee Directors as defined in Rule 16b-3. The Committee determines the grants of Options and awards of Restricted Stock, the terms and provisions of the respective agreements covering such grants or awards and all other decisions concerning the Option Plan. It is impracticable to estimate the total number of officers and employees eligible to participate in the Option Plan. The Option Plan provides that the determination of the Committee is binding with respect to all questions of interpretation and application of the Option Plan and of Options granted or awards of Restricted Stock made thereunder, subject to the express provisions of the Option Plan and except as set forth below under "Stock Options and SARs" and "Amendment of the Option Plan."

      Stock Options and SARs. The Option Plan provides that, from time to time during the term of the Option Plan, the Committee, in its sole discretion, may grant Incentive Options, Nonqualified Options, Restricted Stock or any combination thereof to any employee eligible under the Option Plan. Each person who accepts an Option shall enter into an agreement with the Company whereupon such person shall become a participant in the Option Plan in accordance with the terms of such agreement.

      The Committee may from time to time grant SARs in conjunction with all or any portion of an Option either at the time of the initial Option grant or, with respect to a Nonqualified Option, at any time after the initial Option grant while the Nonqualified Option is outstanding. SARs generally will be subject to the same terms and conditions and exercisable to the same extent as Options, as described above. SARs entitle an Optionee to receive without payment to the Company (except for applicable withholding taxes) the excess of the aggregate fair market value per share with respect to which the SAR is then being exercised (determined as of the date of such exercise) over the aggregate purchase price of such shares as provided in the related Option. Payment may be made in shares of Common Stock or in cash, or a combination thereof, as determined by the Committee.

      Option Price. The option price for each Share covered by an Incentive Option shall not be less than the greater of (a) the par value of such Share or
(b) the Fair Market Value of such Share at the time such Option is granted.
The option price for each Share covered by a Nonqualified Option shall not be less than the greater of (a) the par value of such Share or (b) 50 percent of the Fair Market Value of such Share at the time the Option is granted. If the Company agrees to substitute a new Option under the Option Plan for an old Option, or to assume an old Option, as provided for in the Option Plan, the option price of the Shares covered by each such new Option or assumed Option may be otherwise determined by a formula; provided, however, in no event shall:
(a) the excess of the aggregate Fair Market Value of the Shares subject to the Option immediately after the substitution or assumption over the aggregate option price of such Shares be more than the excess of the aggregate Fair Market Value of all Shares subject to the Option immediately prior to the substitution or assumption over the aggregate option price of such Shares; (b) in the case of an Incentive Option, the new Option or the assumption of the old Option give the Optionee additional benefits that he would not have under the old Option; or (c) the ratio of the option price to the Fair Market Value of the stock subject to the Option immediately after the substitution or assumption be more favorable to the Optionee than the ratio of the option price to the Fair Market Value of the stock subject to the old Option immediately prior to such substitution or assumption, on a Share by Share basis. Notwithstanding the foregoing, the new option price in the case of an Incentive Option shall be subject to the requirements of Section 424(a) of the Code and the Treasury regulations and revenue rulings promulgated thereunder.

      Restricted Stock. The Option Plan provides that Restricted Stock may be awarded by the Committee to such eligible recipients as it may determine from time to time. The eligible recipients are those individuals who are eligible for Option grants. Restricted Stock is Common Stock that may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the terms and conditions set by the Committee, which terms and conditions may include, among other things, the achievement of specific goals, have been satisfied (the "Restricted Period"). During the Restricted Period, unless specifically provided otherwise in accordance with the terms of the Option Plan, the recipient of Restricted Stock would be the record owner of such shares and have all the rights of a stockholder with respect to such shares, including the right to vote and the right to receive dividends or other distributions made or paid with respect to such shares.

      The Option Plan provides that the Committee has the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any and all of the shares of Restricted Stock awarded to an individual on such terms and conditions as the Committee may deem appropriate. If during the Restricted Period an individual's continuous employment terminates for any reason, any Restricted Stock remaining subject to restrictions will be forfeited by the individual and transferred at no cost to the Company; provided, however, that as noted above, the Committee has the authority to cancel any or all outstanding restrictions prior to the end of the Restricted Period, including the cancellation of restrictions in connection with certain types of termination of employment.

      Amendment of the Option Plan. The Board of Directors may at any time amend, suspend or terminate the Option Plan; provided, however, the Board may not, without approval of the stockholders of the Company, amend the Option Plan so as to (i) increase the maximum number of shares subject thereto, or (ii) reduce the option price per share covered by Options granted under the Option Plan below the price specified in the Option Plan. Additionally, the Board may not modify, impair or cancel any outstanding Option or SARs related thereto, or the restrictions, terms or conditions applicable to Shares of Restricted Stock, without the consent of the holder thereof.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      The following summary is based upon an analysis of the Code, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences and such consequences may be either more or less favorable than those described below depending on a an employee's particular circumstances.

      Incentive Options. No income will be recognized by an Optionee for federal income tax purposes upon the grant or exercise of an Incentive Option; provided, however, that to the extent that an Incentive Option is exercised more than three months (twelve months in the event of disability) from the date of termination of employment for any reason other than death, such Incentive Option will be taxed in the same manner described below for Nonqualified Options (rather than in the manner described herein for an Incentive Option). As described above, the Plan Amendments extend the periods of time for exercise, after termination of employment, beyond those time periods that would permit the Optionee to receive Incentive Option tax treatment. The basis of shares transferred to an Optionee pursuant to the exercise of an Incentive Option is the price paid for the shares. If the Optionee holds the shares for at least one year after transfer of the shares to the Optionee and two years after the grant of the Incentive Option, the Optionee will recognize capital gain or loss upon sale of the shares received upon the exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the Optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares, or if less (and if the disposition is a transaction in which loss, if sustained, would be recognized), the gain on disposition. Any additional gain or loss realized by the Optionee upon such disposition will be a capital gain or loss.

      The excess of the fair market value of shares received upon the exercise of an Incentive Option over the option price for the shares is an item of adjustment for the Optionee for purposes of the alternative minimum tax.

      The Company is not entitled to a deduction upon the exercise of an Incentive Option by an Optionee. If the Optionee disposes of the shares received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the Optionee or two years after grant of the option, however, the Company may, subject to the deduction limitations described below, deduct an amount equal to the ordinary income recognized by the Optionee upon disposition of the shares at the time such income is recognized by the Optionee.

      If an Optionee uses already owned shares of Common Stock to pay the exercise price for shares under an Incentive Option, the resulting tax consequences will depend upon whether the already owned shares of Common Stock are "statutory option stock", and, if so, whether such statutory option stock has been held by the Optionee for the applicable holding period referred to in
Section 424(c)(3)(A) of the Code. In general, "statutory option stock" (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an Incentive Option, a qualified stock option, an option granted pursuant to an employee stock purchase plan or restricted stock option, but not stock acquired through the exercise of a nonstatutory option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the Optionee upon the transfer of such stock in payment of the exercise price of an Incentive Option. If the stock is not statutory option stock, no income will be recognized by the Optionee upon the transfer of the stock unless the stock is not substantially vested within the meaning of the regulations under Section 83 of the Code (in which event it appears that the Optionee will recognize ordinary income upon the transfer equal to the amount by which the fair market value of the transferred shares exceeds their basis). If the stock used to pay the exercise price of an Incentive Option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the Optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the Incentive Option covering such stock was exercised over the amount paid for such stock. Under the present provisions of the Code, it is not clear whether all shares received upon the exercise of an Incentive Option with already-owned shares will be statutory option stock or how the Optionee's basis will be allocated among such shares.

      Nonqualified Options. No income will be recognized by an Optionee for federal income tax purposes upon the grant of a Nonqualified Option. Upon exercise of a Nonqualified Option, the Optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares. Income recognized upon the exercise of Nonqualified Options will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the Company must make the necessary arrangements with the Optionee to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified Options are designed to provide the Company with a deduction equal to the amount of ordinary income recognized by the Optionee at the time of such recognition by the Optionee, subject to the deduction limitations described below.

      The basis of shares transferred to an Optionee pursuant to exercise of a Nonqualified Option is the price paid for such shares plus an amount equal to any income recognized by the Optionee as a result of the exercise of the option. If an Optionee thereafter sells shares acquired upon exercise of a Nonqualified Option, any amount realized over the basis of the shares will constitute capital gain to the Optionee for federal income tax purposes.

      If an Optionee uses already owned shares of Common Stock to pay the exercise price for shares under a Nonqualified Option, the number of shares received pursuant to the Nonqualified Option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the Optionee upon the exercise will be taxable to the Optionee as ordinary income. If the already owned shares of Common Stock are not "statutory option stock" or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the Nonqualified Option will not be statutory option stock and the Optionee's basis in the number of shares received in exchange for the stock delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon the exercise will be equal to the fair market value of the shares. However, if the already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock, or how the Optionee's basis will be allocated among the shares received.

      SARs. There will be no federal income tax consequences to either the recipient or the Company upon the grant of SARs. Generally, the recipient will recognize ordinary income subject to withholding upon the exercise of SARs in an amount equal to the amount of cash received and the fair market value of any shares acquired pursuant to the exercise. Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the amount includable in the recipient's income.

      Restricted Stock. If the restrictions on an award of Restricted Stock are of a nature that such shares are both subject to a substantial risk of forfeiture and are not freely transferable within the meaning of Section 83 of the Code, the recipient will not recognize income for federal income tax purposes at the time of the award unless such recipient affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid therefor, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of such an election, the recipient will be required to include in income for federal income tax purposes in the year in which occurs the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, the fair market value of the shares of restricted stock on such date, less any amount paid therefor. The Company will be entitled to a deduction at the time of income recognition to the recipient in an amount equal to the amount the recipient is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the Restricted Stock is received, the recipient will recognize ordinary income at the time of the receipt of the Restricted Stock and the Company will be entitled to a corresponding deduction equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time less the amount paid, if any, by the recipient for the Restricted Stock. If a Section 83(b) election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the Restricted Stock, but, if the Restricted Stock is subsequently forfeited, no deduction will be allowed to the recipient with respect to such forfeiture. Dividends paid to a recipient holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the recipient, unless the recipient made an election under Section 83(b). Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the dividends includable in the recipient's income as compensation. If the recipient has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the recipient.

      If the restrictions on an award of Restricted Stock are not of a nature that such shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the recipient will recognize ordinary income for federal income tax purposes at the time of the award in an amount equal to the fair market value of the shares of Restricted Stock on the date of the award, less any amount paid therefor. The Company will be entitled to a deduction at such time in an amount equal to the amount the recipient is required to include in income with respect to the shares, subject to the deduction limitations described below.

      Limitations on the Company's Compensation Deduction. Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain officers of the Company to the extent that compensation paid to any such officer for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's stockholders, and meets certain other criteria. Compensation attributable to a stock option or SAR is deemed to satisfy the requirements for performance-based compensation if (i) the grant or award is made by a compensation committee composed of two or more outside directors; (ii) the plan under which the option or right is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee; and (iii) under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. The Option Plan as amended and restated has been designed to enable awards of Options (other than Nonqualified Options granted at less than fair market value on the date of grant) and SARs granted by the Committee to qualify as performance-based compensation for purposes of Section 162(m) of the Code.

RECOMMENDATION AND REQUIRED AFFIRMATIVE VOTE

      The affirmative vote of the holders of record of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve and ratify the Option Plan as amended and restated. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AND RATIFY THE OPTION PLAN AS AMENDED AND RESTATED.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who beneficially own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1996, all Section 16(a) filing requirements applicable to its directors, officers and more than 10 percent beneficial owners were complied with.


                            INDEPENDENT ACCOUNTANTS

      The appointment of the accounting firm selected to audit the Company's financial statements is subject to ratification by the Board of Directors and will not be submitted to stockholders for ratification or approval. It is the present intention of the Company's management to recommend to the Board of Directors the re-appointment of Arthur Andersen LLP, which has audited the Company's financial statements since 1989, to audit the financial statements of the Company for 1997. Representatives of Arthur Andersen LLP are expected to be present at the meeting to respond to appropriate questions from stockholders and will be given the opportunity to make a statement at the meeting should they desire to do so.


                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

      Stockholder proposals intended to be included in the Company's proxy statement relating to the 1998 annual meeting of stockholders, which is currently scheduled to be held on April 28, 1998, must be received by the Company at its office in Ardmore, Oklahoma, addressed to the Secretary of the Company, no later than November 21, 1997.

      The cost of solicitation of proxies will be borne by the Company. Solicitation may be made by mail, personal interview, telephone or telegraph by officers and regular employees of the Company, who will receive no additional compensation therefor. To aid in the solicitation of proxies, the Company has employed the firm of Georgeson & Co., Inc., which will receive a fee of approximately $7,500 plus out-of-pocket expenses. The Company will bear the reasonable expenses incurred by banks, brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.

      The Board of Directors does not intend to present any other matter at the meeting and knows of no other matters that will be presented. However, if any other matter comes before the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best judgment.


Ardmore, Oklahoma                                NOBLE AFFILIATES, INC.
March 21, 1997

                                                   William D. Dickson
                                          Vice President-Finance and Treasurer

                                                                       EXHIBIT A

                             NOBLE AFFILIATES, INC.

                  1992 STOCK OPTION AND RESTRICTED STOCK PLAN

                 AS AMENDED AND RESTATED ON DECEMBER 10, 1996,
                    SUBJECT TO THE APPROVAL OF STOCKHOLDERS

     [Language added to the Plan is in boldface type and double underscored and language deleted is struck through.]


         SECTION 1.  PURPOSE

         The purpose of this Plan is to assist Noble Affiliates, Inc., a Delaware corporation, in attracting and retaining, as officers and key employees of the Company and its Affiliates, persons of training, experience and ability and to furnish additional incentive to such persons by encouraging them to become owners of Shares of the Company's capital stock, by granting to such persons Incentive Options, Nonqualified Options, Restricted Stock, or any combination of the foregoing.


         SECTION 2.  DEFINITIONS

         Unless the context otherwise requires, the following words as used herein shall have the following meanings:

                 (a) "Affiliate" means any corporation (other than the Company) in any unbroken chain of corporations (i) beginning with the Company if, at the time of the granting of the Option or award of Restricted Stock, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or (ii) ending with the Company if, at the time of the granting of the Option or award of Restricted Stock, each of the corporations, other than the Company, owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                 (b) "Agreement" means the written agreement (i) between the Company and the Optionee evidencing the Option and any SARs that relate to such Option granted by the Company and the understanding of the parties with respect thereto or (ii) between the Company and a recipient of Restricted Stock evidencing the restrictions, terms and conditions applicable to such award of Restricted Stock and the understanding of the parties with respect thereto.

                 (c) "Board" means the Board of Directors of the Company as the same may be constituted from time to time.

                 (d) "Code" means the Internal Revenue Code of 1986, as amended.

                 (e)      "Committee" means the Committee provided for in
         Section 3 of the Plan as the same may be constituted from time to time.

                 (f) "Company" means Noble Affiliates, Inc., a Delaware corporation.

                 (g) "Corporate Transaction" shall have the meaning as defined in Section 8 of the Plan.

                 (H) "Exchange Act" means the Securities Exchange Act of 1934, as amended.



                 (I) "Fair Market Value" means the fair market value per Share as determined by the Committee in good faith; provided, however, that if a Share is listed or admitted to trading on a securities exchange registered under the Exchange Act, the Fair Market Value per Share shall be the average of the reported high and low sales price on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal securities exchange on which such Share is listed or admitted to trading, or if a Share is not listed or admitted to trading on any such exchange but is listed as a national market security on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or any similar system then in use, the Fair Market Value per Share shall be the average of the reported high and low sales price on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on such system, or if a Share is not listed or admitted to trading on any such exchange and is not listed as a national market security on NASDAQ but is quoted on NASDAQ or any similar system then in use, the Fair Market Value per Share shall be the average of the closing high bid and low asked quotations on such system for such Share on the date in question. For purposes of valuing Shares to be made subject to Incentive Options, the Fair Market Value per Share shall be determined without regard to any restriction other than one which, by its terms, will never lapse.



                 (J) "Incentive Option" means an Option that is intended to satisfy the requirements of Section 422(b) of the Code and Section 17 of the Plan.



                 (K) "Nonqualified Option" means an Option that does not qualify as a statutory stock option under Section 422 or 423 of the Code.



                 (L) "NON-EMPLOYEE DIRECTOR" MEANS A DIRECTOR OF THE COMPANY WHO SATISFIES THE DEFINITION THEREOF UNDER RULE 16B-3 PROMULGATED UNDER THE EXCHANGE ACT.


                 (m) "Option" means an option to purchase one or more Shares granted under and pursuant to the Plan. Such Option may be either an Incentive Option or a Nonqualified Option.

                 (n) "Optionee" means a person who has been granted an Option and who has executed an Agreement with the Company.


                 (O) "OUTSIDE DIRECTOR" MEANS A DIRECTOR OF THE COMPANY WHO IS AN OUTSIDE DIRECTOR WITHIN THE MEANING OF SECTION 162(M) OF THE CODE AND THE REGULATIONS PROMULGATED THEREUNDER.



                 (P) "Plan" means this Noble Affiliates, Inc. 1992 Stock Option and Restricted Stock Plan, as amended from time to time.



                 (Q) "Restricted Stock" means Shares issued or transferred pursuant to Section 20 of the Plan.



                 (R) "RETIREMENT" MEANS A TERMINATION OF EMPLOYMENT WITH THE COMPANY OR AN AFFILIATE EITHER (I) ON A VOLUNTARY BASIS BY A PERSON WHO (A) IS AT LEAST 55 YEARS OF AGE WITH FIVE YEARS OF CREDITED SERVICE WITH THE COMPANY OR ONE OR MORE AFFILIATES OR (B) HAS AT LEAST 20 YEARS OF CREDITED SERVICE WITH THE COMPANY OR ONE OR MORE AFFILIATES, IMMEDIATELY PRIOR TO SUCH TERMINATION OF EMPLOYMENT OR
         (II) OTHERWISE WITH THE WRITTEN CONSENT OF THE COMMITTEE IN ITS SOLE DISCRETION.



                 (S) "SARs" means stock appreciation rights granted pursuant to Section 7 of the Plan.



                 (T) "Securities Act" means the Securities Act of 1933, as amended.



                 (U) "Share" means a share of the Company's present common stock, par value $3.33-1/3 per share, and any share or shares of capital stock or other securities of the Company hereafter issued or issuable in respect of or in substitution or exchange for each such present share. Such Shares may be unissued or reacquired Shares, as the Board, in its sole and absolute discretion, shall from time to time determine.

         SECTION 3.  ADMINISTRATION


         The Plan shall be administered by, and the decisions concerning the Plan shall be made solely by, a Committee of two or more directors of the Company, all of whom are (A) NON-EMPLOYEE DIRECTORS, AND (B) NOT LATER THAN IMMEDIATELY AFTER THE FIRST MEETING OF STOCKHOLDERS OF THE COMPANY AT WHICH ITS DIRECTORS ARE ELECTED THAT OCCURS AFTER DECEMBER 31, 1996, OUTSIDE DIRECTORS. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board. The Board shall have the sole continuing authority to appoint members of the Committee. In making grants or awards, the Committee shall take into consideration the contribution the person has made or may make to the success of the Company or its Affiliates and such other considerations as the Board may from time to time specify.


         The Committee shall elect one of its members as its chairman and shall hold its meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum. All decisions and determinations of the Committee shall be made by the majority vote or decision of the members present at any meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all members of the Committee shall be as fully effective as if it had been made by a majority vote or decision at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the express provisions of the Plan, the bylaws or certificate of incorporation of the Company or any resolutions of the Board.

         All questions of interpretation or application of the Plan, or of a grant of an Option and any SARs that relate to such Option or an award of Restricted Stock, including questions of interpretation or application of an Agreement, shall be subject to the determination of the Committee, which determination shall be final and binding upon all parties.

         Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend or rescind administrative and interpretive rules and regulations relating to the Plan; (b) to construe the Plan; (c) to make all other determinations necessary or advisable for administering the Plan; (d) to determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of Shares issued upon exercise of Options or any SARs that relate to such Options is restricted, (iii) the effect of termination of employment upon the exercisability of the Options, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service) upon the exercisability of such Options; (e) subject to Sections 9 and 11 of the Plan, to accelerate, for any reason, regardless of whether the Agreement so provides, the time of exercisability of any Option and any SARs that relate to such Option that have been granted or the time of the lapsing of restrictions on Restricted Stock; (f) to construe the respective Agreements; and (g) to exercise the powers conferred on the Committee under the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee or Board, as the case may be, on the matters referred to in this Section 3 shall be final and conclusive.


         SECTION 4.  SHARES SUBJECT TO THE PLAN


                 (a) The total number of Shares that may be purchased pursuant to Options, issued or transferred pursuant to the exercise of SARs or awarded as Restricted Stock shall not exceed a maximum of 4,000,000 IN THE AGGREGATE, AND THE TOTAL NUMBER OF SHARES FOR WHICH OPTIONS AND SARS MAY BE GRANTED, AND WHICH MAY BE AWARDED AS RESTRICTED STOCK, TO ANY ONE PERSON DURING A CALENDAR YEAR IS 80,000 in the aggregate; provided that EACH such maximum NUMBER OF SHARES shall be increased or decreased as provided in Section 13 of the Plan.



                 (b) At any time and from time to time after the Plan takes effect, the Committee, pursuant to the provisions herein set forth, may grant Options and any SARs that relate to such Options and award Restricted Stock until the maximum number of Shares shall be exhausted or the Plan shall be sooner terminated; provided, however, that no Incentive Option and any SARs that relate to such Option shall be granted after DECEMBER 9, 2006.

                 (c) Shares subject to an Option that expires or terminates prior to exercise and Shares that had been previously awarded as Restricted Stock that have since been forfeited shall be available for further grant of Options or award as Restricted Stock. No Option shall be granted and no Restricted Stock shall be awarded if the number of Shares for which Options have been granted and which pursuant to this Section are not again available for Option grant, plus the number of Shares that have been awarded as Restricted Stock, would, if such Option were granted or such Restricted Stock were awarded, exceed 4,000,000.


                 (d) Any Shares withheld pursuant to Section 19(c) of the Plan shall not be available after such withholding for being optioned or awarded pursuant to the provisions hereof.

                 (e) Unless the Shares awarded as Restricted Stock are Shares that have been reacquired by the Company as treasury shares, Restricted Stock shall be awarded only for services actually rendered, as determined by the Committee.


         SECTION 5.  ELIGIBILITY

         The persons who shall be eligible to receive grants of Options and any SARs that relate to such Options, and to receive awards of Restricted Stock, shall be regular salaried officers or other employees of the Company or one or more of its Affiliates.


         SECTION 6.  GRANT OF OPTIONS

                 (a) From time to time while the Plan is in effect, the Committee may, in its sole and absolute discretion, select from among the persons eligible to receive a grant of Options under the Plan (including persons who have already received such grants of Options) such one or more of them as in the opinion of the Committee should be granted Options. The Committee shall thereupon, likewise in its sole and absolute discretion, determine the number of Shares to be allotted for option to each person so selected.

                 (b) Each person so selected shall be offered an Option to purchase the number of Shares so allotted to him, upon such terms and conditions, consistent with the provisions of the Plan, as the Committee may specify. Each such person shall have a reasonable period of time, to be fixed by the Committee, within which to accept or reject the proffered Option. Failure to accept within the period so fixed may be treated as a rejection.

                 (c) Each person who accepts an Option offered to him shall enter into an Agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the Option, whereupon such person shall become a participant in the Plan. In the event a person is granted both one or more Incentive Options and one or more Nonqualified Options, such grants shall be evidenced by separate Agreements, one for each Incentive Option grant and one for each Nonqualified Option grant. The date on which the Committee completes all action constituting an offer of an Option to a person, including the specification of the number of Shares to be subject to the Option, shall constitute the date on which the Option covered by such Agreement is granted. In no event, however, shall an Optionee gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Option and the actual signing of the Agreement by the Company and the Optionee.

                 (d) Each Agreement that includes SARs in addition to an Option shall comply with the provisions of Section 7 of the Plan.


         SECTION 7.  GRANT OF SARS

         The Committee may from time to time grant SARs in conjunction with all or any portion of any Option either (i) at the time of the initial Option grant (not including any subsequent modification that may be treated as a new grant of an Incentive Option for purposes of Section 424(h) of the Code) or (ii) with respect to Nonqualified Options, at any time after the initial Option grant while the Nonqualified Option is still outstanding. SARs shall not be granted other than in conjunction with an Option granted hereunder.

         SARs granted hereunder shall comply with the following conditions and also with the terms of the Agreement governing the Option in conjunction with which they are granted:

                 (a) The SAR shall expire no later than the expiration of the underlying Option.

                 (b) Upon the exercise of an SAR, the Optionee shall be entitled to receive payment equal to the excess of the aggregate Fair Market Value of the Shares with respect to which the SAR is then being exercised (determined as of the date of such exercise) over the aggregate purchase price of such Shares as provided in the related Option. Payment may be made in Shares, valued at their Fair Market Value on the date of exercise, or in cash, or partly in Shares and partly in cash, as determined by the Committee in its sole and absolute discretion.


                 (c) SARs shall be exercisable (i) only at such time or times and only to the extent that the Option to which they relate shall be exercisable, (II) only when the Fair Market Value of the Shares subject to the related Option exceeds the purchase price of the Shares as provided in the related Option, and (III) only upon surrender of the related Option or any portion thereof with respect to the Shares for which the SARs are then being exercised.


                 (d) Upon exercise of an SAR, a corresponding number of Shares subject to option under the related Option shall be canceled. Such canceled Shares shall be charged against the Shares reserved for the Plan, as provided in Section 4 of the Plan, as if the Option had been exercised to such extent and shall not be available for future Option grants or Restricted Stock awards hereunder.


         SECTION 8.  OPTION PRICE

         The option price for each Share covered by an Incentive Option shall not be less than the greater of (a) the par value of such Share or (b) the Fair Market Value of such Share at the time such Option is granted. The option price for each Share covered by a Nonqualified Option shall not be less than the greater of (a) the par value of such Share or (b) 50 percent of the Fair Market Value of such Share at the time the Option is granted. Notwithstanding the two immediately preceding sentences, if the Company or an Affiliate agrees to substitute a new Option under the Plan for an old Option, or to assume an old Option, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation (any of such events being referred to herein as a "Corporate Transaction"), the option price of the Shares covered by each such new Option or assumed Option may be other than the Fair Market Value of the Shares at the time the Option is granted as determined by reference to a formula, established at the time of the Corporate Transaction, which will give effect to such substitution or assumption; provided, however, in no event shall:

                 (a) the excess of the aggregate Fair Market Value of the Shares subject to the Option immediately after the substitution or assumption over the aggregate option price of such Shares be more than the excess of the aggregate Fair Market Value of all Shares subject to the Option immediately prior to the substitution or assumption over the aggregate option price of such Shares;

                 (b) in the case of an Incentive Option, the new Option or the assumption of the old Option give the Optionee additional benefits that he would not have under the old Option; or

                 (c) the ratio of the option price to the Fair Market Value of the stock subject to the Option immediately after the substitution or assumption be more favorable to the Optionee than the ratio of the option price to the Fair Market Value of the stock subject to the old Option immediately prior to such substitution or assumption, on a Share by Share basis.

Notwithstanding the above, the provisions of this Section 8 with respect to the option price in the event of a Corporate Transaction shall, in the case of an Incentive Option, be subject to the requirements of Section 424(a) of the Code and the Treasury regulations and revenue rulings promulgated thereunder. In the case of an Incentive Option, in the event of a conflict between the terms of this Section 8 and the above cited statute, regulations and rulings, or in the event of an omission in this Section 8 of a provision required by said laws, the latter shall control in all respects and are hereby incorporated herein by reference as if set out at length.


         SECTION 9.  OPTION PERIOD AND TERMS OF EXERCISE

                 (a) Each Option shall be exercisable during such period of time as the Committee may specify, but in no event for longer than 10 years from the date when the Option is granted; provided, however, that


                          (i) All rights to exercise an Option and any SARs that relate to such Option shall, subject to the provisions of subsection (c) of this Section 9, terminate ONE YEAR after the date the Optionee ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, for any reason other than death, becoming disabled (within the meaning of Section 22(e)(3) of the Code) OR RETIREMENT, except that, in the event of the termination of employment of the Optionee on account of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or its Affiliates, the Option and any SARs that relate to such Option shall thereafter be null and void for all purposes. Employment shall not be deemed to have ceased by reason of the transfer of employment, without interruption of service, between or among the Company and any of its Affiliates.



                          (ii) If the Optionee ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, by reason of his death, becoming disabled (within the meaning of Section 22(e)(3) of the Code) OR RETIREMENT, all rights to exercise such Option and any SARs that relate to such Option shall, subject to the provisions of subsection (c) of this Section 9, terminate FIVE YEARS thereafter.


                 (b) If an Option is granted with a term shorter than 10 years, the Committee may extend the term of the Option and any SARs that relate to such Option, but for not more than 10 years from the date when the Option was originally granted.

                 (c) In no event may an Option or any SARs that relate to such Option be exercised after the expiration of the term thereof.


         SECTION 10.  OPTIONS AND SARS NOT TRANSFERABLE


         No Option or any SARs that relate to such Option shall be transferable by the Optionee otherwise than by will or the applicable laws of descent and distribution.



         SECTION 11.  EXERCISE OF OPTIONS AND SARS


                 (a) During the lifetime of an Optionee, only such Optionee may exercise an Option or any SARs that relate to such Option granted to him. In the event of his death, any then exercisable portion of his Option and any SARs that relate to such Option may, within FIVE YEARS thereafter, or earlier date of termination of the Option, be exercised in whole or in part by the duly authorized representative of the deceased Optionee's estate.

                 (b) At any time, and from time to time, during the period when any Option and any SARs that relate to such Option, or a portion thereof, are exercisable, such Option or SARs, or portion thereof, may be exercised in whole or in part; provided, however, that the Committee may require any Option or SAR that is partially exercised to be so exercised with respect to at least a stated minimum number of Shares.

                 (c) Each exercise of an Option, or a portion thereof, shall be evidenced by a notice in writing to the Company accompanied by payment in full of the option price of the Shares then being purchased. Payment in full shall mean payment of the full amount due, either in cash, by certified check or cashier's check, or, with the consent of the Committee, with Shares owned by the Optionee, including an actual or deemed multiple series of exchanges of such Shares.

                 Notwithstanding anything contained herein to the contrary, at the request of an Optionee and to the extent permitted by applicable law, the Committee may, in its sole and absolute discretion, selectively approve arrangements with a brokerage firm or firms under which any such brokerage firm shall, on behalf of the Optionee, make payment in full to the Company of the option price of the Shares then being purchased, and the Company, pursuant to an irrevocable notice in writing from the Optionee, shall make prompt delivery of one or more certificates for the appropriate number of Shares to such brokerage firm. Payment in full for purposes of the immediately preceding sentence shall mean payment of the full amount due, either in cash or by certified check or cashier's check.

                 (d) Each exercise of SARs, or a portion thereof, shall be evidenced by a notice in writing to the Company.

                 (e) No Shares shall be issued upon exercise of an Option until full payment therefor has been made, and an Optionee shall have none of the rights of a shareholder until Shares are issued to him.

                 (f) Nothing herein or in any Agreement shall require the Company to issue any Shares upon exercise of an Option or SAR if such issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. Upon the exercise of an Option or SAR (as a result of which the Optionee receives Shares), or portion thereof, the Optionee shall give to the Company satisfactory evidence that he is acquiring such Shares for the purposes of investment only and not with a view to their distribution; provided, however, if or to the extent that the Shares delivered to the Optionee shall be included in a registration statement filed by the Company under the Securities Act, such investment representation shall be abrogated.


         SECTION 12.  DELIVERY OF STOCK CERTIFICATES

         As promptly as may be practicable after an Option or SAR (as a result of the exercise of which the Optionee receives Shares), or a portion thereof, has been exercised as hereinabove provided, the Company shall make delivery of one or more certificates for the appropriate number of Shares. In the event that an Optionee exercises both (i) an Incentive Option or SARs that relate to such Option (as a result of which the Optionee receives Shares), or a portion thereof, and (ii) a Nonqualified Option or SARs that relate to such Option (as a result of which the Optionee receives Shares), or a portion thereof, separate stock certificates shall be issued, one for the Shares subject to the Incentive Option and one for the Shares subject to the Nonqualified Option.


         SECTION 13. CHANGES IN COMPANY'S SHARES AND CERTAIN CORPORATE TRANSACTIONS

         If at any time while the Plan is in effect there shall be any increase or decrease in the number of issued and outstanding Shares of the Company effected without receipt of consideration therefor by the Company, through the declaration of a stock dividend or through any recapitalization or merger or otherwise in which the Company is the surviving corporation, resulting in a stock split-up, combination or exchange of Shares of the Company, then and in each such event:

                 (a) An appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned or awarded as Restricted Stock under the Plan, to the end that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned and awarded;

                 (b) Appropriate adjustment shall be made in the number of Shares and the option price per Share thereof then subject to purchase pursuant to each Option previously granted and then outstanding, to the end that the same proportion of the Company's issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate option price; and

                 (c) In the case of Incentive Options, any such adjustments shall in all respects satisfy the requirements of Section 424(a) of the Code and the Treasury regulations and revenue rulings promulgated thereunder.

         Except as is otherwise expressly provided herein, the issue by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or option price of Shares then subject to outstanding Options granted under the Plan. Furthermore, the presence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities or preferred stock that would rank above the Shares subject to outstanding Options granted under the Plan; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.


         SECTION 14.  EFFECTIVE DATE


         The Plan WAS ORIGINALLY ADOPTED BY THE BOARD on January 28, 1992 AND APPROVED BY THE STOCKHOLDERS OF THE COMPANY ON APRIL 28, 1992. THE PLAN AS AMENDED AND RESTATED ON DECEMBER 10, 1996 SHALL BE EFFECTIVE AS OF THAT DATE, the date of THE adoption THEREOF by the Board, but shall be submitted to the STOCKHOLDERS of the Company for approval and ratification at the next regular or special meeting thereof to be held AFTER DECEMBER 31, 1996. If at such a meeting of the STOCKHOLDERS of the Company a quorum is present, the Plan AS AMENDED AND RESTATED shall be presented for approval and ratification, and unless at such a meeting the Plan AS AMENDED AND RESTATED is approved and ratified by the affirmative vote of a majority of the outstanding shares of common stock, par value $3.33-1/3 per share, of the Company present in person or by proxy and entitled to vote, then, and in such event, the AMENDMENTS TO THE PLAN ADOPTED BY THE BOARD ON DECEMBER 10, 1996 AND ANY then outstanding Options (and any SARs that relate to such Options) THAT MAY HAVE BEEN CONDITIONALLY GRANTED PRIOR TO SUCH STOCKHOLDER MEETING DEPENDENT UPON AN INCREASE IN THE NUMBER OF SHARES SUBJECT TO THE PLAN shall become null and void and of no further force or effect. No award of Restricted Stock DEPENDENT
UPON AN INCREASE IN THE NUMBER OF SHARES SUBJECT TO THE PLAN shall be made prior to the approval and ratification of the Plan AS AMENDED AND RESTATED BY STOCKHOLDERS in accordance with this Section 14.



         SECTION 15.  AMENDMENT, SUSPENSION OR TERMINATION

         The Board may at any time amend, suspend or terminate the Plan; provided, however, that after the shareholders have approved and ratified the Plan in accordance with Section 14 of the Plan, the Board may not, without approval of the shareholders of the Company, amend the Plan so as to (a) increase the maximum number of Shares subject thereto, as specified in Sections 4(a) and 13 of the Plan, or (b) reduce the option price for Shares covered by Options granted hereunder below the price specified in Section 8 of the Plan; and provided further, that the Board may not modify, impair or cancel any outstanding Option or SAR that relates to such Option, or the restrictions, terms or conditions applicable to Shares of Restricted Stock, without the consent of the holder thereof.

         SECTION 16.  REQUIREMENTS OF LAW

         Notwithstanding anything contained herein or in any Agreement to the contrary, the Company shall not be required to sell or issue Shares under any Option or SAR if the issuance thereof would constitute a violation by the Optionee or the Company of any provision of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance of Shares upon exercise of an Option or SAR, the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.


         SECTION 17.  INCENTIVE OPTIONS

         The Committee may, in its sole and absolute discretion, designate any Option granted under the Plan as an Incentive Option intended to qualify under
Section 422(b) of the Code. Any provision of the Plan to the contrary notwithstanding, (a) no Incentive Option shall be granted to any person who, at the time such Incentive Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Affiliate unless the option price under such Incentive Option is at least 110 percent of the Fair Market Value of the Shares subject to the Incentive Option at the date of its grant and such Incentive Option is not exercisable after the expiration of five years from the date of its grant; and
(b) the aggregate Fair Market Value of the Shares subject to an Incentive Option and the aggregate Fair Market Value of the shares of stock of the Company or any Affiliate (or a predecessor corporation of the Company or an Affiliate) subject to any other incentive stock option (within the meaning of
Section 422(b) of the Code) of the Company and its Affiliates (or a predecessor corporation of any such corporation), that may become first exercisable in any calendar year, shall not (with respect to any Optionee) exceed $100,000, determined as of the date the Incentive Option is granted.


         SECTION 18.  MODIFICATION OF OPTIONS AND SARS

         Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options and any SARs that relate to such Options granted under the Plan, or accept the surrender of Options and any SARs that relate to such Options outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new Options and any SARs that relate to such new Options hereunder in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing provisions of this Section 18, no modification of an Option and any SARs that relate to such Option granted hereunder shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option and any SARs that relate to such Option theretofore granted hereunder to such Optionee, except as may be necessary, with respect to Incentive Options, to satisfy the requirements of Section 422(b) of the Code.


         SECTION 19.  AGREEMENT PROVISIONS

                 (a) Each Agreement shall contain such provisions (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and any SARs that relate to such Option and the transfer of shares thereby acquired) as the Committee shall deem advisable. Each Agreement relating to an Option shall identify the Option evidenced thereby as an Incentive Option or Nonqualified Option, as the case may be. Incentive Options and Nonqualified Options may not both be covered by a single Agreement. Each such Agreement relating to Incentive Options shall contain such limitations and restrictions upon the exercise of the Incentive Option as shall be necessary for the Incentive Option to which such Agreement relates to constitute an incentive stock option, as defined in Section 422(b) of the Code.

                 (b) Each Agreement shall recite that it is subject to the Plan and that the Plan shall govern where there is any inconsistency between the Plan and the Agreement.

                 (c) Each Agreement shall contain a covenant by the Optionee, in such form as the Committee may require in its discretion, that he consents to and will take whatever affirmative actions are required, in the opinion of the Committee, to enable the Company or appropriate Affiliate to satisfy its Federal income tax and FICA and any applicable state and local withholding obligations. An Agreement may contain such provisions as the Committee deems appropriate to enable the Company or its Affiliates to satisfy such withholding obligations, including provisions permitting the Company, upon the exercise of an Option or SAR (as a result of which the Optionee receives Shares), to withhold Shares otherwise issuable to the Optionee exercising the Option or SAR, or to accept delivery of Shares owned by the Optionee, to satisfy the applicable withholding obligations.

                 (d) Each Agreement relating to an Incentive Option shall contain a covenant by the Optionee immediately to notify the Company in writing of any disqualifying disposition (within the meaning of Section 421(b) of the Code) of Shares received upon the exercise of an Incentive Option.


         SECTION 20.  RESTRICTED STOCK

                 (a) Subject to the provisions of Section 14 of the Plan, the Committee may from time to time, in its sole and absolute discretion, award Shares of Restricted Stock to such persons as it shall select from among those persons who are eligible under Section 5 of the Plan to receive awards of Restricted Stock. Any award of Restricted Stock shall be made from Shares subject hereto as provided in Section 4 of the Plan.

                 (b) A Share of Restricted Stock shall be subject to such restrictions, terms and conditions, including forfeitures, if any, as may be determined by the Committee, which may include, without limitation, the rendition of services to the Company or its Affiliates for a specified time or the achievement of specific goals, and to the further restriction that no such Share may be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the terms and conditions set by the Committee at the time of the award of the Restricted Stock have been satisfied. Each recipient of an award of Restricted Stock shall enter into an Agreement with the Company, in such form as the Committee shall prescribe, setting forth the restrictions, terms and conditions of such award, whereupon such recipient shall become a participant in the Plan.

                 If a person is awarded Shares of Restricted Stock, whether or not escrowed as provided below, the person shall be the record owner of such Shares and shall have all the rights of a shareholder with respect to such Shares (unless the escrow agreement, if any, specifically provides otherwise), including the right to vote and the right to receive dividends or other distributions made or paid with respect to such Shares. Any certificate or certificates representing Shares of Restricted Stock shall bear a legend similar to the following:

                          The shares represented by this certificate have been
                 issued pursuant to the terms of the Noble Affiliates, Inc. 1992 Stock Option and Restricted Stock Plan and may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of in any manner except as set forth in the terms of the agreement embodying the award of
                 such shares dated        , 19  .

                 In order to enforce the restrictions, terms and conditions that may be applicable to a person's Shares of Restricted Stock, the Committee may require the person, upon the receipt of a certificate or certificates representing such Shares, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as by the Committee shall prescribe.

                 After the satisfaction of the restrictions, terms and conditions set by the Committee at the time of an award of Restricted Stock to a person, a new certificate, without the legend set forth above, for the number of Shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the person.

                 If a person to whom Restricted Stock has been awarded dies after satisfaction of the restrictions, terms and conditions for the payment of all or a portion of the award but prior to the actual payment of all or such portion thereof, such payment shall be made to the person's beneficiary or beneficiaries at the time and in the same manner that such payment would have been made to the person.

                 The Committee shall have the authority (and the Agreement evidencing an award of Restricted Stock may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of such restrictions with respect to any or all of the Shares of Restricted Stock awarded to a person hereunder on such terms and conditions as the Committee may deem appropriate.


                 (c) Without limiting the provisions of the first paragraph of subsection (b) of this Section 20, if a person to whom Restricted Stock has been awarded ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, for any reason, prior to the satisfaction of any terms and conditions of an award, any Restricted Stock remaining subject to restrictions shall thereupon be forfeited by the person and transferred to, and reacquired by, the Company or an Affiliate at no cost to the Company or the Affiliate; provided, however, if the cessation is due to the person's death, disability OR RETIREMENT, the Committee may, in its sole and absolute discretion, deem that the terms and conditions have been met for all or part of such remaining portion. In the event of such forfeiture, the person, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the Shares of Restricted Stock remaining subject to such restrictions, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company.


                 (d) In case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that payment of Restricted Stock shall take the form of the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such consolidation or merger.


         SECTION 21.  GENERAL

                 (a) The proceeds received by the Company from the sale of Shares pursuant to Options shall be used for general corporate purposes.

                 (b) Nothing contained in the Plan or in any Agreement shall confer upon any Optionee or recipient of Restricted Stock the right to continue in the employ of the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate his employment at any time, with or without cause.

                 (c) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any Option and any SARs that relate to such Option granted hereunder or any Restricted Stock awarded hereunder; and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expenses (including counsel fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may be in effect from time to time.

                 (d) Any payment of cash or any issuance or transfer of Shares to the Optionee, or to his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any Optionee, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

                 (e) Neither the Committee, the Board nor the Company guarantees the Shares from loss or depreciation.

                 (f) All expenses incident to the administration, termination or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company or its Affiliates.

                 (g) Records of the Company and its Affiliates regarding a person's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

                 (h) Any action required of the Company shall be by resolution of its Board or by a person authorized to act by resolution of the Board. Any action required of the Committee shall be by resolution of the Committee or by a person authorized to act by resolution of the Committee.

                 (i) If any provision of the Plan or any Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such Agreement, as the case may be, but such provision shall be fully severable and the Plan or such Agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

                 (j) Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company, an Optionee or a recipient of Restricted Stock may change, at any time and from time to time, by written notice to the other, the address that it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Optionee and recipient of Restricted Stock shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the Shares to which such notice relates.

                 (k) Any person entitled to notice hereunder may waive such notice.

                 (l) The Plan shall be binding upon the Optionee or recipient of Restricted Stock, his heirs, legatees, distributees and legal representatives, upon the Company, its successors and assigns, and upon the Committee, and its successors.

                 (m) The titles and headings of Sections and paragraphs are included for convenience of reference only and are not to be considered in the construction of the provisions hereof.

                 (n) All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by Federal law.

                 (o) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.

                             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             The undersigned hereby appoints Robert Kelley and
                             William D. Dickson, and each of them, proxies with
                             power of substitution in each, and hereby
                             authorizes them to represent and to vote, as
                             designated below, all shares of common stock of
                             Noble Affiliates, Inc. (the "Company") standing in
NOBLE AFFILIATES, INC.       the name of the undersigned on March 10, 1997, at
                             the annual meeting of stockholders to be held on April 22, 1997 at 10:00 a.m., local time, in Ardmore, Oklahoma, and at any adjournment thereof and especially to vote on the items of business specified below, as more fully described in the notice of the meeting dated March 21, 1997, and the proxy statement accompanying the same, receipt of which is hereby acknowledged.



1.  Election of Directors
    FOR ALL NOMINEES WITH EXCEPTIONS NOTED [ ]           WITHHOLD AUTHORITY FOR ALL NOMINEES [ ]

        Alan A. Baker, Michael A. Cawley, Edward F. Cox, James C. Day, Robert Kelley, Harold F. Kleinman, George J. McLeod

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)


----------------------------------------------------------------------------------------------------------------------------------

2.  Proposal to approve and ratify the Company's 1992 Stock Option and  Restricted Stock Plan as amended and restated:

                              FOR  [ ]                     AGAINST  [ ]                  ABSTAIN  [ ]

3.  In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

THIS PROXY, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT WITHOUT CLEAR VOTING DIRECTION, IT WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH ABOVE.

                                     The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such common stock and hereby ratifies and confirms all actions that said proxies, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.


                                              Dated:                     , 1997
                                                    ---------------------

                                              ---------------------------------

                                              ---------------------------------
                                                Signature(s) of Stockholder(s)

                                               This proxy should be signed
                                               exactly as your name appears
                                               hereon.  Joint owners should
                                               both sign.  If signed as
                                               attorney, executor, guardian or
                                               in some other representative
                                               capacity, or as officer of a
                                               corporation, please indicate
                                               your capacity or title.

                                               PLEASE COMPLETE, DATE AND SIGN
                                               THIS PROXY AND RETURN IT
                                               PROMPTLY IN THE ENCLOSED
                                               ENVELOPE, WHICH REQUIRES NO
                                               POSTAGE IF MAILED IN THE UNITED
                                               STATES.